Exhibit 10.2

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into as of July 28, 2021, by and between Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and Sean Gamble (“Executive”).

PRELIMINARY STATEMENTS

A.    The Company and Executive are parties to that certain Employment Agreement made and entered into as of June 23, 2014, by and between the Company and Executive (the “Agreement”). Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

B.    The Company and Executive have agreed to amend the Agreement as hereinafter set forth.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive agree as follows:

1.     Section 1.1 of the Agreement is hereby deleted and replaced with the following:

“The Company hereby employs Executive as President of the Company effective as of July 28, 2021 and Executive shall continue as Chief Operating Officer. Executive shall also continue in his role as Chief Financial Officer until his successor is elected. Executive’s duties, responsibilities and authority shall be consistent with Executive’s position and title and shall include serving in a similar capacity with certain of the Company’s Subsidiaries (as hereinafter defined) and such other duties, responsibilities and authority as may be assigned to Executive by the Chief Executive Officer or the Board of Directors of the Company (the “Board”). Executive shall report directly to the Chief Executive Officer of the Company.”

2.     The first sentence of Section 3.1 is hereby deleted and replaced with the following:

“Effective July 28, 2021 and during the Term, the Company will pay to Executive an annual base salary at the rate of $750,000 per year, payable in accordance with the Company’s practices in effect from time to time (“Base Salary”).”

3.     Executive acknowledges and agrees that the change of Executive’s title after the date of this Amendment upon the hiring and appointment of a replacement Chief Financial Officer shall not constitute Good Reason for the purposes of the Agreement, and Executive agrees to continue his employment with the Company under the terms of the Agreement, as amended hereby, during the Term.

4.     Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative and Executive has executed this Amendment, effective as of the date first above written.

COMPANY:

CINEMARK HOLDINGS, INC.

By:	/s/ Michael Cavalier
Name:	Michael Cavalier
Title:	Executive Vice President – General Counsel and Business Affairs and Secretary

EXECUTIVE:

/s/ Sean Gamble
Sean Gamble